UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 21, 2015

Horizon Global Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-37427	47-3574483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 100 Bloomfield Hills, MI 48304 _______________________________ (Address of principal executive offices)		48304 ___________ (Zip Code)

Registrant’s telephone number, including area code:	(248) 593-8820

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
On July 21, 2015, Horizon Global Corporation (the “Corporation”) notified employees at its manufacturing facilities in Ciudad Juarez, Mexico (the “Juarez Facility”) and El Paso, Texas (the “El Paso Facility” and, together with the Juarez Facility, the “Facilities”) of the Corporation’s final decision to permanently cease operations and close the Facilities. The Corporation intends to transfer most of its manufacturing and distribution operations from the Facilities to the Corporation’s facilities in Reynosa, Mexico. The decision to close the Facilities is a result of the Corporation's effort to focus resources in a manner that will best serve its customers and better position the Corporation to remain competitive in the markets that it serves. The anticipated closure is expected to result in the separation of approximately 250 employees and be completed by March 31, 2016.
Cash charges associated with employee termination costs are estimated to be approximately $2.2 million and equipment relocation charges are estimated to be approximately $1.2 million, for total estimated costs of approximately $3.4 million. In addition, subsidiaries of the Corporation are party to lease agreements for the Facilities for which they have future non-cancellable rent payments due of approximately $4.6 million in the aggregate post the anticipated closure date. The Corporation may incur a charge to the extent these obligations are greater than estimated future sublease recoveries. All estimated amounts are subject to change until finalized.
This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. In particular, the estimated costs and charges described in this Current Report on Form 8-K are forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

•	the timing of the closing of the affected facilities;

•	separation and severance amounts that differ from original estimates because of the timing of employee terminations;

•	amounts for non-cash charges relating to property, plant and equipment that differ from the original estimates because of the ultimate fair market value of such property, plant and equipment; and

•	the success of our cost savings and restructuring measures.
We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Horizon Global Corporation

By:     /s/ Jay Golbaum
Name: Jay Goldbaum
Title: Legal Director and Corporate Secretary
July 27, 2015